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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------
                               AMENDMENT NO. 1 to
                                   FORM 8-K/A
                              --------------------

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  August 4, 1999
                                                   --------------

              CFI ProServices, Inc. d/b/a Concentrex Incorporated
             (Exact name of registrant as specified in its charter)


         Oregon                   0-21980                  93-0704365
(State or other jurisdiction     (Commission            (IRS Employer
    of incorporation)            File Number)           Identification No.)


                  400 S.W. Sixth Avenue, Portland, Oregon     97204
               (Address of principal executive offices)     (Zip Code)


Registrant's telephone number, including area code:    (503) 274-7280



                              CFI ProServices, Inc.
          (Former name or former address, if changed since last report)

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


ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

(a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED. The following is a list of audited financial statements for MECA Software, L.L.C. filed herewith:

          Report of Independent Accountants................................. F-1
          Balance Sheet as of December 31, 1997 and 1998.................... F-2
          Statement of Operations for the Years Ended
                   December 31, 1997 and 1998............................... F-3
          Statement of Changes in Members' Equity (Deficit)
                   for the Years Ended December 31, 1997 and 1998........... F-4
          Statement of Cash Flows for the Years Ended
                   December 31, 1997 and 1998............................... F-5
          Notes to Financial Statements, December 31, 1997 and 1998......... F-6

          The following is a list of unaudited interim financial data for MECA Software, L.L.C. filed herewith:

          Unaudited Balance Sheet as of March 31, 1999..................... FS-1
          Unaudited Statement of Operations for the Three Months Ended
                   March 31, 1998 and 1999................................. FS-2
          Statement of Changes in Members' Deficit
                   for the Three Months Ended March 31, 1999............... FS-3
          Unaudited Statement of Cash Flows for the three months ended
                   March 31, 1998 and 1999................................. FS-4
          Notes to Unaudited Interim Financial data, March 31, 1999........ FS-5


(b) PRO FORMA FINANCIAL INFORMATION. The following is a list of pro forma financial information pertaining to CFI ProServices, Inc., d/b/a Concentrex Incorporated, and MECA Software, L.L.C. filed herewith:

          Pro Forma Unaudited Balance Sheet as of March 31, 1999........... PF-1
          Pro Forma Unaudited Statement of Operations for the
                   Three Months Ended March 31, 1999....................... PF-2
          Pro Forma Unaudited Statement of Operations for the
                   Year Ended December 31, 1998............................ PF-3
          Notes to Pro Forma Unaudited Financial Statements................ PF-4

(c)  EXHIBITS.

          Exhibit No.               Description

          23.1                      Consent of Independent Public Accountants

                                   Signatures

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amended report to be signed on its behalf by the undersigned hereunto duly authorized.


                              CFI PROSERVICES, INC.
                          d/b/a CONCENTREX INCORPORATED


Date:  August 4, 1999        By:  /s/ Kurt W. Ruttum
                                 ----------------------------------------------
                                 Kurt W. Ruttum, Vice President and
                                 Chief Financial Officer

                        Report of Independent Accountants


To the Board of Managers of MECA Software, L.L.C.

In our opinion, the accompanying balance sheets and the related statements of operations and changes in members' equity (deficit) and of cash flows present fairly, in all material respects, the financial position of MECA Software L.L.C. at December 31, 1997 and 1998, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

The Company is a member of a group of affiliated companies, and, as disclosed in the financial statements, has extensive transactions and relationships with members of the group. Because of these relationships, it is possible that the terms of these transactions are not the same as those that would result from transactions among wholly unrelated parties.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

PricewaterhouseCoopers LLP
March 5, 1999
                                      F-1

MECA Software, L.L.C.
Balance Sheet


                                                                                                   December 31,
                                                                                            1997                 1998
                                                                                     -------------------   -----------------
ASSETS
Current assets:
  Cash and cash equivalents                                                        $          5,326,539  $        1,677,599
  Accounts receivable, less allowance for doubtful accounts of
    $131,721 and $390,319, respectively                                                       3,753,149           3,287,800
  Inventory                                                                                     224,247             160,689
  Other current assets                                                                          296,817             588,696
  Costs and estimated profits in excess of billings on
    uncompleted contracts (Note 3)                                                            1,450,659                   -
                                                                                     -------------------   -----------------
          Total current assets                                                               11,051,411           5,714,784

Restricted cash (Note 3)                                                                        283,997             210,000
Fixed assets, net (Notes 3 and 9)                                                             2,199,622           1,430,847
Goodwill, net of accumulated amortization of
   $19,126,379 at December 31, 1997 (Notes 3 and 7)                                          17,332,526                   -
Other assets                                                                                     66,825              66,825
                                                                                     ===================   =================
                                                                                   $         30,934,381  $        7,422,456
                                                                                     ===================   =================


LIABILITIES AND MEMBERS' EQUITY (DEFICIT)
Current liabilities:
  Accounts payable and accrued expenses                                            $          3,703,534  $        7,773,389
  Deferred revenue (Note 3)                                                                   2,022,695             100,000
  Notes payable - related party (Note 8)                                                      7,500,000           7,500,000
  Accrued interest - related party (Note 8)                                                     321,370             630,674
  Accrued restructuring costs (Note 11)                                                         768,076             190,000
  Estimated loss on uncompleted contracts (Note 3)                                              646,128                   -
                                                                                     -------------------   -----------------
          Total current liabilities                                                          14,961,803          16,194,063

Deferred compensation (Note 12)                                                                 848,186           1,491,629
                                                                                     -------------------   -----------------
          Total liabilities                                                                  15,809,989          17,685,692

Commitments (Note 12)

Members' equity (deficit)                                                                    15,124,392         (10,263,236)
                                                                                     -------------------   -----------------
          Total liabilities and members' equity (deficit)                          $         30,934,381  $        7,422,456
                                                                                     ===================   =================



        The accompanying notes are an integral part of these statements.

MECA Software, L.L.C.
Statement of Operations


                                                  For the years ended
                                                      December 31,
                                          -------------------------------------
                                                1997                 1998
                                          ----------------     ----------------
Revenue
  Software license fees                 $       4,045,219    $       8,882,992
  Custom development services                   7,255,466            2,431,011
  Technical support services                    8,638,433            8,876,411
  Manufacturing and fulfillment                 3,074,574            2,964,887
  Retail                                        1,211,611              492,731
                                          ----------------     ----------------
                                               24,225,303           23,648,032
                                          ----------------     ----------------

Costs and expenses
  Cost of custom development services           6,278,988            2,730,393
  Cost of technical support services            6,709,212            5,686,333
  Cost of manufacturing and fulfillment         2,499,231            2,125,791
  Cost of retail                                  727,635              105,130
  Research and development (Note 6)             6,161,286           10,385,755
  Sales and marketing                           1,841,117            1,676,784
  General and administrative                    5,581,549            8,510,537
  Amortization of goodwill (Note 7)             7,549,993           17,332,526
  Restructuring charge (Note 11)                1,000,000                    -
                                          ----------------     ----------------
                                               38,349,011           48,553,249
                                          ----------------     ----------------

         Loss from operations                 (14,123,708)         (24,905,217)

         Interest income                          321,755              130,573
         Interest expense - related
           party (Note 8)                        (633,185)            (612,984)
                                          ----------------     ----------------

         Net loss                       $     (14,435,138)   $     (25,387,628)
                                          ================     ================

        The accompanying notes are an integral part of these statements.

MECA Software, L.L.C.
Statement of Changes in Members' Equity (Deficit) For the years ended December 31, 1997 and 1998

                                                                                       New
                                Bank of        Fleet        U.S.       Royal Bank    England
                                America        Bank         Bank        of Canada    Financial    Citibank       Total
                             -------------  -----------  -----------  ------------ ------------- -----------  -------------
Balance, December 31, 1996   $ (3,926,684) $ 6,789,659  $ 6,789,659  $  6,966,784  $ 9,958,821  $         -  $  26,578,239

Capital contributions                   -            -            -             -            -    3,000,000      3,000,000

Legal and investment
  banking costs (Note 5)           (6,236)      (3,118)      (3,118)       (3,118)      (3,119)           -        (18,709)

Net loss for the year          (4,739,894)  (2,369,947)  (2,369,947)   (2,369,947)  (2,369,947)    (215,456)   (14,435,138)
                             -------------  -----------  -----------  ------------  -----------  -----------  -------------

Balance, December 31, 1997     (8,672,814)   4,416,594    4,416,594     4,593,719    7,585,755    2,784,544     15,124,392

Net loss for the year          (8,124,042)  (4,062,021)  (4,062,021)   (4,062,021)  (4,062,021)  (1,015,502)   (25,387,628)
                             -------------  -----------  -----------  ------------  -----------  -----------  -------------
                                                                  -
Balance, December 31, 1998   $(16,796,856) $   354,573  $   354,573  $    531,698  $ 3,523,734  $ 1,769,042  $ (10,263,236)
                             =============  ===========  ===========  ============  ===========  ===========  =============


        The accompanying notes are an integral part of these statements.

MECA Software, L.L.C.
Statement of Cash Flows
Increase (Decrease) in Cash and Cash Equivalents


                                                                                     For the years ended
                                                                                         December 31,
                                                                            ---------------------------------------
                                                                                   1997                 1998
                                                                            ------------------   ------------------
Cash flows from operating activities:
  Net loss                                                                 $      (14,435,138)  $      (25,387,628)
  Adjustments to reconcile net loss to net cash provided by (used in)
    operating activities:
      Depreciation and amortization                                                 8,740,815           18,447,619
      Loss on the disposal of fixed assets                                                  -              487,773
      Changes in assets and liabilities:
             Accounts receivables, net                                             (1,423,866)             465,349
             Inventories                                                              260,051               63,558
             Costs in excess of billings on uncompleted contracts                  (1,105,185)           1,450,659
             Other assets, current                                                   (208,012)            (291,879)
             Accounts payable and accrued expenses                                   (392,141)           4,069,855
             Deferred revenue                                                         440,627           (1,922,695)
             Accrued restructuring costs                                              768,076             (578,076)
             Estimated loss on uncompleted contracts                                  530,628             (646,128)
             Deferred compensation                                                    (26,718)             643,443
                                                                            ------------------   ------------------
                 Net cash used in operating activities                              (6,850,863)          (3,198,150)
                                                                            ------------------   ------------------

Cash flows from investing activities:
  Additions to furniture, fixtures and equipment                                   (1,046,811)            (834,091)
  Restricted cash                                                                           -               73,997
                                                                            ------------------   ------------------
               Net cash used in investing activities                               (1,046,811)            (760,094)
                                                                            ------------------   ------------------

Cash flows from financing activities:
  Capital contributions, net of issuance costs                                      2,981,291                    -
  Accrued interest - related party (Note 8)                                          (163,824)             309,304
                                                                             ------------------   ------------------
              Net cash provided by financing activities                             2,817,467              309,304
                                                                             ------------------   ------------------

               Net decrease in cash and cash equivalents                           (5,080,207)          (3,648,940)

Cash and cash equivalents:
  Beginning of year                                                                10,406,746            5,326,539
                                                                            ------------------   ------------------
  End of year                                                              $        5,326,539   $        1,677,599
                                                                            ==================   ==================

Supplemental disclosure of cash flow information:
  Interest paid                                                            $          795,432   $          303,679
                                                                            ==================   ==================



        The accompanying notes are an integral part of these statements.

                              MECA SOFTWARE, L.L.C.

                          NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 1997 AND 1998


1.       BUSINESS AND ORGANIZATION

         MECA Software, L.L.C. (the "Company" or "MECA") is a limited liability company which was formed by operating subsidiaries of Bank of America NT & SA ("Bank of America") and NationsBank, N.A. ("NationsBank") to acquire MECA Software, Inc. from H&R Block, effective June 29, 1995. Bank of America and NationsBank merged in the fourth quarter of 1998. As a result of the merger, all capital from NationsBank was transferred to Bank of America. Additional shareholders purchased interests in MECA in 1996 and 1997. The Company develops and executes custom software and service solutions which enable financial institutions to provide to their customers electronic remote access to financial products and services on their terms. The Company also offers a comprehensive array of on-line banking support services including technical support, manufacturing, fulfillment, training and marketing.

2.       BASIS OF PREPARATION

         Since inception, the Company has suffered recurring losses and net cash outflows from operations and expects to incur additional losses from operations. The Company has funded its operating losses through capital contributions from its Class A and Class B Members. It is management's intention to continue to fund the Company's operating loss through new or existing additional member capital contributions in order to meet its strategic objectives. Management is actively pursuing various options which include obtaining funding from a new Class A or Class B Member or obtaining additional funding from its current Class A or Class B Members. The Company believes that sufficient funding will be available to meet its planned business objectives, including anticipated cash needs for working capital for a reasonable period of time. However, there can be no assurance the Company will be able to obtain sufficient funds to continue operations. As a result of the foregoing, there exists substantial doubt about the Company's ability to continue as a going concern. See unaudited subsequent event Note 13. These financial statements do not include any adjustments relating to the recoverability of the carrying amount of recorded assets or the amounts of liabilities that might result from the outcome of this uncertainty.

3.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Cash Equivalents and Restricted Cash
         The Company considers all highly liquid investments with original maturities of three months or less from the date of acquisition to be cash equivalents. The Company invests its excess cash in an overnight money market account or in AAA rated corporate bonds. Accordingly, the investments are subject to minimal credit and market risk.

         At December 31, 1997 and 1998, the Company had $871,000 and $1,320,000,
         respectively, in a money market account. At December 31, 1997 and 1998, the Company had $4,349,294 and $640,604, respectively, invested in AAA rated corporate bonds.

         In accordance with certain operating lease agreements with two third parties, the Company must maintain a minimum cash deposit at the Company's bank of $150,000 and $133,997, and $100,000 and $110,000, at
         December 31, 1997 and 1998, respectively, for the duration of the leases which expire on April 30, 1999 and October 31, 2001, respectively.

         REVENUE RECOGNITION
         The Company's revenue recognition policies for the period are presented in conformity with Statement of Position 97-2, "Software Revenue Recognition," promulgated by the American Institute of Certified Public Accountants. The following is a summary of MECA's revenue recognition policies for each of their various sources of revenue:

         SOFTWARE LICENSE FEES REVENUE - The Company generates revenues from licensing the rights to use its software product to certain financial institutions and their customers. Revenue is recognized upon shipment of the product to the financial institution or its customer. Amounts received prior to the shipment of the product are initially recorded as deferred revenue. It is management's preference to bill license fees separately. Materials and other direct costs that result from software license activities are billed separately and the corresponding revenues and costs are included in manufacturing and fulfillment on the statement of operations.

         CUSTOM  DEVELOPMENT  SERVICES REVENUE - Revenue  generated from certain
         custom  development   contracts  is  recognized  as  the  services  are
         performed and delivered.

         From time to time, certain other fixed fee contracts have been entered into involving significant modifications or customizations to the basic software delivered under the contract. The completed contract method is used under such contracts when the fees are fixed and the contract is expected to be completed within one year. A contract is considered complete when the software is delivered, and the Company has substantially completed its service obligations under the contract. Amounts received prior to the completion of the contract are recorded as deferred revenue until the contract has been completed. At December 31, 1997, costs and estimated profits in excess of billings on uncompleted contracts was $1,450,659.

         A provision for loss under these contracts, principally with Class A Members, was computed on the basis of total estimated costs to complete the contract, which includes contract costs incurred to date plus estimated costs to complete. At December 31, 1997, there were accrued losses on uncompleted contracts of $646,128 which has been charged to the statement of operations.

         TECHNICAL SUPPORT SERVICES REVENUE - The Company provides technical support services to the financial institutions' customers. Revenue from technical support is recognized as the services are provided.

         MANUFACTURING AND FULFILLMENT REVENUES - Revenues from manufacturing and fulfillment services are generated under separate contracts from the copying of discs or CD-ROMs, packaging and shipment of the Company's software products and third party software products to licensed users. Revenue from such services is recognized upon shipment.

         RETAIL REVENUE - Revenue is generated from sales of the Company's products to retail stores. Revenue is recognized upon shipment, net of an allowance for returns. Also included within retail sales is royalty income earned on the services and supplies utilized to support the Company's product.

         INVENTORY
         Inventory consists principally of raw materials and is valued at the lower of cost or market, determined on the weighted average basis.

         FIXED ASSETS
         Fixed assets are recorded at cost and are depreciated using the straight-line method over their estimated useful lives which range from three to five years. Leasehold improvements are amortized over the shorter of their economic life or their life of the lease. The Company periodically reviews the recoverability of long lived assets based upon anticipated cash flows generated from such assets. During 1998 the Company incurred a loss on the disposal of fixed assets of $487,773.

         GOODWILL
         The excess purchase price over the fair value of net assets acquired was being amortized using the straight-line method over five years. The Company's policy is to make an annual evaluation of the remaining goodwill for potential impairment of value at each balance sheet date. During 1998 the Company expensed the full amount of remaining goodwill as more fully described in Note 7.

         INTERNALLY DEVELOPED SOFTWARE COSTs
         In accordance with Statement of Financial Accounting Standards No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed," the Company evaluates the establishment of technological feasibility of its various products during the development stage. The time period during which costs could be capitalized from the point of reaching technological feasibility until the time of general product release is tentatively short and, consequently, the amounts that could be capitalized are not material to the Company's financial position or results of operations. Therefore, the Company charges all product development expenses to operations in the period incurred.

         CONCENTRATION OF CREDIT RISK
         Financial instruments which potentially expose the Company to concentrations of credit risk consist primarily of trade accounts receivable. The Company maintains allowances for potential credit losses. At December 31, 1997 and 1998, the Company had approximately 92% of the total accounts receivable balance concentrated within the top ten customers.

         FINANCIAL INSTRUMENTS
         The carrying amounts of the Company's financial instruments, which include cash and cash equivalents, accounts receivable, accounts payable and accrued expenses, and notes payable, approximate their fair market values at December 31, 1997 and 1998.

         ADVERTISING AND PROMOTIONAL EXPENSES
         Advertising and promotional expenses are charged to operations during the periods in which they are incurred. Total advertising and promotional expenses were $687,000 and $607,313 for the years ended December 31, 1997 and 1998, respectively, and are included in sales and marketing expenses in the accompanying statement of operations.

         INCOME TAXES
         Income taxes have not been provided for in the accompanying financial statements as the limited liability company is a partnership for income tax purposes. Members are responsible for reporting their allocable share of membership income, gains, deductions, losses and credits in their own tax returns.

         RECLASSIFICATIONS
         Certain prior year amounts have been reclassified to conform to current year's presentation.

         USE OF ESTIMATES
         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, including goodwill and other intangibles, and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ form those estimates.

4.       RECLASSIFICATIONS
         Effective December 31, 1998, the Company elected to reclassify certain revenues, costs and expenses in its statement of operations to further detail certain revenues and expenses. For financial statement presentation purposes, the Company has expanded the presentation of revenues and cost of revenues according to the business activities to which it relates (e.g. custom development, technical support, etc.). In addition, the Company now groups the corresponding departmental indirect costs, as well as the above mentioned direct costs, within costs of revenues according to the business activity to which the costs relate. The effect of this presentation is to reclassify certain prior year amounts, previously reported within research and development and general administrative expenses, to cost of revenues. The effect of these reclassifications is as follows:


                                                                              Year Ended December 31, 1997:

                                                             Reclassified             Previously               Effects of
                                                                Amount                 Reported             Reclassification
                                                          -------------------      -----------------     -----------------------
Revenues:
      Software license fees                            $           4,045,219    $                 -   $             (4,045,219)
      Custom development services                                  7,255,466                      -                 (7,255,466)
      Technical support services                                   8,638,433                      -                 (8,638,433)
      Manufacturing and fulfillment                                3,074,574                      -                 (3,074,574)
      Retail                                                       1,211,611                      -                 (1,211,611)
      Net revenues                                                         -             24,225,303                  24,225,303

Costs and Expenses:
      Cost of custom development services                          6,278,988                      -                 (6,278,988)
      Cost of technical support services                           6,709,212                      -                 (6,709,212)
      Cost of manufacturing and fulfillment                        2,499,231                      -                 (2,499,231)
      Cost of retail                                                 727,635                      -                   (727,635)
      Total cost of revenue                                                -              1,474,302                   1,474,302
      Research and development                                     6,161,286             12,157,451                   5,996,165
      General and administrative                                   5,581,549             14,326,148                   8,744,599
                                                                                                         =======================
                                                                                                                              -
                                                                                                         =======================



5.       LIMITED LIABILITY COMPANY AGREEMENT

         The Company has been organized as a limited liability company ("LLC"). The owners of an interest in a limited liability company are called "Members" and are not individually liable for obligations and liabilities of the entity.

         Pursuant to the LLC Agreement, the Class A Members of the LLC have equal economic and voting interest in the Company. Each Class A Member has the right to elect one manager to the Board of Managers. Membership interests are transferable only with the written approval of the majority interest, as defined. Each Class A Member is required to sign a licensing and distribution agreement with respect to the Company's products and services.

         On September 10, 1997, Citibank became a Class B Member with a $3 million capital contribution. Class B Members do not have voting rights. In connection with making Citibank a Class B Member, the Company incurred costs of $18,709, which were paid by the other Members in a pro rata share.

         The LLC shall continue until dissolved and liquidated in accordance with the Agreement. The Company will not make any distribution to its Members, unless determined by the Board of Managers. Allocations to members' capital accounts for items of income, gain, loss, deduction and credit of the Company shall be allocated to the members in accordance with their respective percentage ownership and period of ownership; provided, however, that if any loss, deduction, expense or credit attributable to any capital contribution made by a Member can be specifically allocated to such Member.

6.       RESEARCH AND DEVELOPMENT

         Research and development expense was $6,161,286 and $10,385,755 for the years ended December 31, 1997 and 1998, respectively. Included in the 1998 research and development expense was a transaction with New England Financial (NEF). In connection with NEF's purchase of a Class A (voting) interest in MECA, NEF entered into a Development, License and Marketing Agreement with MECA. This agreement stated that a pro rata portion (1/6 which is equal to the NEF interest in MECA) of MECA's annual product spending would be directed to projects specified by NEF. The total costs incurred during 1998 related to the NEF project during 1998 were $1,128,000. The Company terminated the agreement in 1998 for a payment of $600,000, which is included in the above Research and Development expense amount.

7.       GOODWILL IMPAIRMENT

         In accordance with Statement of Financial Accounting Standards (SFAS) No. 121, "Accounting for the Impairment of Long-Lived Assets to Be Disposed Of," the Company periodically evaluates the carrying value of long-lived assets to be held and used, including goodwill, when events and circumstances warrant such a review. During the latter part of 1998, through analyzing operating results and related cash flows, trends and prospects as well as competitive and economic factors surrounding the Company, management concluded that the remaining goodwill was permanently impaired. Accordingly, the remaining unamortized goodwill balance of $17,332,526 was expensed and has been included in amortization of goodwill in the Company's statement of operations.

8.       RELATED PARTY TRANSACTIONS

         Principal revenue sources for the Company are the development contracts with the Class A and B Members and license fees earned on customized software products for the Class A and B Members. Aggregate revenues recognized during 1997 and 1998 from these sources were approximately $20,822,159 and $20,316,883, respectively. Aggregate receivable balances were $3,033,866 and $1,702,622 at December 31, 1997 and 1998,
         respectively.

         At December 31, 1998, the Company had outstanding notes payable in the amount of $7,500,000 to certain Class A Members. This balance represents the original amounts loaned to the Company upon the formation of the LLC by certain Class A Members. These promissory notes accrue interest at a rate per annum equal to the average of the prime rate (8.25% at December 31, 1997 and 1998) and is payable quarterly. These notes are payable on demand. For the years ended December 31, 1997 and 1998, interest of $633,185 and $612,984, respectively, was incurred. Additionally, accrued interest at December 31, 1997 and 1998 was $321,370 and $630,674, respectively.

9.       FIXED ASSETS

         Fixed assets consist of the following:


                                                                        1997                   1998
                                                                 -------------------    --------------------
              Computer equipment and software                $            5,134,610  $            1,570,509
              Machinery and equipment                                       835,084                 712,376
              Furniture and fixtures                                        716,680                 518,831
              Leasehold improvements                                        426,628                 241,856
                                                                 -------------------    --------------------
                                                                          7,113,002               3,043,572
              Less - accumulated depreciation                            (4,913,380)             (1,612,725)
                                                                 ===================    ====================
                                                             $            2,199,622  $            1,430,847
                                                                 ===================    ====================


         Depreciation expense for the years ended December 31, 1997 and 1998 was $1,190,822 and $1,115,093, respectively. Fixed assets no longer in use of $4,903,522 were written off during 1998.



10.      ACCOUNTS PAYABLE AND ACCRUED EXPENSES

         Accounts payable and accrued expenses include the following:

                                                 December 31,
                                             1997           1998
                                         ------------    -----------

         Accounts payable              $   2,059,558   $   2,116,176
         Accrued employee costs            1,347,200       1,525,192
         Lease termination costs                  --         885,000
         Development, License and
          Marketing Agreement
          termination costs                       --         600,000
         Other accrued expenses              296,776       2,647,021
                                          ===========     ===========
                                       $   3,703,534   $   7,773,389
                                          ===========     ===========


11.      RESTRUCTURING PLAN

         The Company approved certain restructuring plans to reduce costs through job eliminations and, as a result, recorded a restructuring charge of $1,000,000 in 1997 and certain other minor charges in 1998, principally for severance costs. Approximately 55 employees were terminated under these programs. The Company has paid severance costs of $231,924 and $633,587 as of December 31, 1997 and 1998,
         respectively. At December 31, 1998, approximately $190,000 remains to be paid to former employees under these programs.

12.      COMMITMENTS

         The Company has employment agreements with certain officers and key employees. The terms of these employment agreements are generally three years and can be terminated by the Company under certain circumstances. The agreements include a component of deferred compensation. Benefits accrued under this arrangement, including accrued interest, totaled $1,004,865 and $2,006,629 at December 31, 1997 and 1998, respectively, which are being paid over the course of three years in accordance to their respective agreements.

         LEASE COMMITMENTS
         The Company leases office space and machinery under noncancelable operating leases. The lease for the office space is guaranteed by the Class A Members. Future minimum rental payments under the operating leases are as follows:

               1999       $     1,403,824
               2000             1,374,606
               2001             1,296,094
               2002             1,087,631
               2003               988,562
                              ============
                          $     6,150,717
                              ============

         Rent expense totaled $1,440,048 and $1,402,779, respectively, for the years ended December 31, 1997 and 1998.

         EMPLOYEE BENEFIT PLANS
         The Company has a voluntary 401(K) Plan that is available to all eligible employees after ninety days of service. Beginning January 1, 1998, the Company made contributions equal to 75% of the employees' pretax contributions up to a maximum of 6% of participants' total eligible compensation. From January 1, 1997 to December 31, 1997, the Company made contributions in an amount equal to 50% of employees' pretax contributions, up to a maximum of 6% of participants' total eligible compensation. Prior to January 1, 1997, the Company made contributions in an amount equal to 25% of employees' pretax contributions, up to a maximum of 6% of participants' total eligible compensation. The Company contributed $99,996 and $215,160 to the 401(K) Plan during the years ended December 31, 1997 and 1998, respectively.

13.      SUBSEQUENT EVENT UNAUDITED

         On May 17, 1999, CFI ProServices, Inc., d/b/a Concentrex Incorporated ("Concentrex") and Moneyscape Holdings, Inc. (a wholly owned subsidiary of Concentrex), acquired 99% and 1%, respectively, of the Members' equity in MECA in exchange for 50,000 shares of Concentrex common stock.

MECA Software, L.L.C.
Balance Sheet
(In Thousands)
                                                     March 31, 1999
                                                      (unaudited)
                                                    -----------------
ASSETS
Current assets:
  Cash and cash equivalents                       $            3,527
  Receivables, net of allowances of  $409                      3,063
  Inventory                                                       62
  Other current assets                                           334
                                                    -----------------
          Total current assets                                 6,986

Restricted cash                                                  210
Fixed assets, net                                              1,356
                                                    =================
          Total assets                            $            8,552
                                                    =================


LIABILITIES AND MEMBERS' DEFICIT
Current liabilities:
  Accounts payable and accrued expenses           $            6,601
  Deferred revenue                                             2,677
  Notes payable                                                7,500
                                                    -----------------
          Total current liabilities                           16,778

Deferred compensation                                          1,451
                                                    -----------------
          Total liabilities                                   18,229

Commitments

Members' deficit                                              (9,677)
                                                    -----------------
          Total liabilities and members' deficit  $            8,552
                                                    =================

        The accompanying notes are an integral part of these statements.

MECA Software, L.L.C.
Statement of Operations
(In Thousands)

                                                       For the three months ended
                                                                March 31,
                                                ------------------------------------------
                                                       1998                   1999
                                                   (unaudited)             (unaudited)
                                                -------------------     ------------------
Revenue
  Software license fees                       $              2,303    $             3,556
  Custom development services                                  666                    804
  Technical support services                                 2,060                  2,207
  Manufacturing and fulfillment                                456                    495
  Retail                                                       161                     95
                                                -------------------     ------------------
         Total revenue                                       5,646                  7,157

Costs and expenses
  Cost of software license fees                                  -                    123
  Cost of custom development services                          815                    787
  Cost of technical support services                         1,442                  1,544
  Cost of manufacturing and fulfillment                        373                    440
  Cost of retail                                                61                      -
  Research and development                                   1,439                  1,453
  Sales and marketing                                          318                    427
  General and administrative                                 2,322                  1,682
  Goodwill amortizaion                                       1,878                      -
                                                -------------------     ------------------
         Total operating expenses                            8,648                  6,456
                                                -------------------     ------------------

         Income (loss) from operations                      (3,002)                   701

         Interest expense, net                                 (97)                  (115)
                                                -------------------     ------------------

         Net income (loss)                    $             (3,099)   $               586
                                                ===================     ==================


        The accompanying notes are an integral part of these statements.

MECA Software, L.L.C.
Statement of Changes in Members' Equity (Deficit)
For the three month period ended March 31, 1999 (Unaudited)
(In Thousands)

                                                                                       New
                                Bank of        Fleet        U.S.       Royal Bank    England
                                America        Bank         Bank        of Canada    Financial    Citibank       Total
                             -------------  -----------  -----------  ------------ ------------ ------------- -------------

Balance, December 31, 1998   $    (16,797) $       355  $       355  $        531  $     3,524  $     1,769   $    (10,263)

Net income for the quarter            187           94           94            94           94           23            586
                             -------------  -----------  -----------  ------------ ------------ ------------- -------------

Balance, March 31, 1999      $    (16,610) $       449  $       449  $        625  $     3,618  $     1,792   $     (9,677)
                             =============  ===========  ===========  ============ ===========  ============= =============


        The accompanying notes are an integral part of these statements.

MECA Software, L.L.C.
Statement of Cash Flows
(In Thousands)


                                                                                   For the three months ended
                                                                                            March 31,
                                                                            -----------------------------------------
                                                                                   1998                  1999
                                                                               (unaudited)           (unaudited)
                                                                            -------------------   -------------------
Cash flows from operating activities:
  Net income (loss)                                                        $            (3,099)  $               586
  Adjustments to reconcile net income (loss) to net cash provided by
    (used in) operating activities:
      Depreciation and amortization                                                      2,130                   169
      Loss on the disposal of fixed assets                                                   -                    25
      Changes in assets and liabilities:
             Accounts receivables, net                                                    (674)                  223
             Inventory                                                                     (79)                   98
             Other assets                                                                 (144)                  355
             Accounts payable and accrued expenses                                        (204)               (1,592)
             Deferred revenue                                                             (400)                2,577
             Accrued restructuring costs                                                     -                  (137)
             Estimated loss on uncompleted contracts                                      (135)                 (440)
             Deferred compensation                                                          32                   (41)
                                                                            -------------------   -------------------
                Net cash provided by (used in) operating activities                     (2,573)                1,823
                                                                            -------------------   -------------------

Cash flows from investing activities:
  Additions to furniture, fixtures and equipment                                           (96)                 (119)
  Restricted cash                                                                           (1)                    -
                                                                            -------------------   -------------------
               Net cash used in investing activities                                       (97)                 (119)
                                                                            -------------------   -------------------

Cash flows from financing activities:
  Accrued interest - related party                                                        (164)                  145
                                                                            -------------------   -------------------
               Net cash provided by (used in) financing activities                        (164)                  145
                                                                            -------------------   -------------------

               Net increase (decrease) in cash and cash equivalents                     (2,834)                1,849

Cash and cash equivalents:
  Beginning of period                                                                    5,327                 1,678
                                                                            -------------------   -------------------
  End of period                                                            $             2,493   $             3,527
                                                                            ===================   ===================


        The accompanying notes are an integral part of these statements.

                              MECA SOFTWARE, L.L.C.

                 NOTES TO UNAUDITED INTERIM FINANCIAL STATEMENTS



1.       UNAUDITED INTERIM FINANCIAL DATA

         The interim financial data as of March 31, 1999 and for the three months ended March 31, 1999 and March 31, 1998 is unaudited; however, in the opinion of the Company, the interim data includes all adjustments, consisting only of normal recurring adjustments, necessary for a fair statement of results for the interim periods. Certain information and note disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted from the unaudited financial statements. The results of operations for the three-month period ended March 31, 1999 are not necessarily indicative of the operating results for the full year or for future periods. For further information, refer to the financial statements and footnotes thereto for the year ended December 31, 1998 included elsewhere in this Amendment No. 1 to Form 8-K/A.

CFI PROSERVICES, INC.
PRO FORMA UNAUDITED BALANCE SHEET
AS OF MARCH 31, 1999
(In Thousands)



                                                                  CFI             MECA          Pro forma             After
                                                                ProServices       LLC           Adjustments         Purchase
                                                              -------------   -------------   --------------      --------------
ASSETS
Current assets:
  Cash and cash equivalents                                 $            -  $        3,527  $             -     $         3,527
  Investments                                                          206               -                -                 206
  Receivables, net of allowances                                    28,123           3,063                -              31,186
  Inventory                                                            372              62                -                 434
  Deferred tax asset                                                 1,341               -              971 (a)           2,312
  Prepaid expenses and other current assets                          1,709             334                -               2,043
                                                              -------------   -------------   --------------      --------------
          Total current assets                                      31,751           6,986              971              39,708

  Restricted cash                                                        -             210                -                 210
  Property and equipment, net                                        4,407           1,356           (1,356)(a)           4,407
  Software development costs, net                                    7,495               -                - (a)           7,495
  Purchased software costs, net                                      2,391               -                - (a)           2,391
  Other intangibles, net                                            10,383               -                - (a)          10,383
  Other assets, including deferred taxes                               926               -            8,918 (a)           9,844
                                                              =============   =============   ==============      ==============
          Total assets                                      $       57,353  $        8,552  $         8,533     $        74,438
                                                              =============   =============   ==============      ==============


LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Drafts payable                                            $          386  $            -  $             -     $           386
  Accounts payable                                                   1,735           1,294                -               3,029
  Accrued expenses                                                   3,046           6,758            1,559 (a)          11,363
  Deferred revenues                                                 10,795               -                -              10,795
  Customer deposits                                                  2,875           2,677                -               5,552
  Bank line of credit                                                  262               -                -                 262
  Current portion of long-term debt                                    182           7,500           (7,500)(c)             182
  Income taxes payable                                                 537               -                -                 537
                                                              -------------   -------------   --------------      --------------
          Total current liabilities                                 19,818          18,229           (5,941)             32,106

Deferred credit                                                          -               -              528 (a)             528
Long-term debt, lesst current portion                                5,608               -            7,500 (c)          13,108
Other long-term liabilities                                            254               -                -                 254
                                                              -------------   -------------   --------------      --------------
          Total liabilities                                         25,680          18,229            2,087              45,996

Mandatory Redeemable Class A Preferred Stock                           735               -                -                 735

Shareholders' Equity
  Common stock and additional paid-in-capital                       19,196          67,189          (66,620)(b)          19,765
  Retained earnings (deficit)                                       11,742         (76,866)          73,066 (b)           7,942
                                                              -------------   -------------   --------------      --------------
          Total shareholders' equity                                30,938          (9,677)           6,446              27,707
                                                              -------------   -------------   --------------      --------------
          Total liabilities and shareholders' equity        $       57,353  $        8,552  $         8,533     $        74,438
                                                              =============   =============   ==============      ==============


      See accompanying Notes to Pro Forma Unaudited Financial Statements.

CFI PROSERVICES, INC.
PRO FORMA UNAUDITED STATEMENT OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 1999
(In Thousands, except per share data)


                                                                 CFI           MECA          Pro forma             After
                                                              ProServices       LLC         Adjustments          Purchase
                                                            -------------  -------------   -------------       -------------
Revenue
  Software license fees                                   $        8,865 $        4,455  $            -      $       13,320
  Service and support                                              9,254          2,207               -              11,461
  Other                                                            1,934            495               -               2,429
                                                            -------------  -------------   -------------       -------------
          Total revenue                                           20,053          7,157               -              27,210

Cost of Revenue                                                    7,747          2,894            (109)(a)          10,532
                                                            -------------  -------------   -------------       -------------

          Gross profit                                            12,306          4,263             109              16,678

Operating Expenses
  Sales and marketing                                              3,732            427              (2)(a)           4,157
  Product development                                              4,279          1,453             (18)(a)           5,714
  General and administration                                       2,436          1,682             (65)(a)           4,053
  Amortization of intangibles                                        410              -             (19)(b)             391
                                                            -------------  -------------   -------------       -------------
          Total operating expenses                                10,857          3,562            (104)             14,315
                                                            -------------  -------------   -------------       -------------

          Income from operations                                   1,449            701             213               2,363

Non-operating Income (Expense)
  Interest expense                                                  (104)          (145)              -                (249)
  Interest income                                                     95             30               -                 125
  Other, net                                                           3              -               -                   3
                                                            -------------  -------------   -------------       -------------
          Total non-operating income (expense)                        (6)          (115)              -                (121)
                                                            -------------  -------------   -------------       -------------

Income before Provision for Income Taxes                           1,443            586             213               2,242

Provision for Income Taxes                                           621              -             376 (c)             997
                                                            -------------  -------------   -------------       -------------

Net Income                                                           822            586            (163)              1,245

Preferred Stock Dividend                                              23              -               -                  23
                                                            -------------  -------------   -------------       -------------

Net Income Applicable to Common Shareholders              $          799  $         586  $         (163)     $        1,222
                                                            =============  =============   =============       =============

Basic Net Income per Share                                $         0.16                                     $         0.24
                                                            =============                                      =============
Shares Used in Calculating Basic Net Income per Share              5,040                                              5,090 (d)
                                                            =============                                      =============
Diluted Net Income per Share                              $         0.16                                     $         0.23
                                                            =============                                      =============
Shares Used in Calculating Diluted Net Income per Share            5,151                                              5,201 (d)
                                                            =============                                      =============


      See accompanying Notes to Pro Forma Unaudited Financial Statements.

CFI PROSERVICES, INC.
PRO FORMA UNAUDITED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 1998
(In Thousands, except per share data)


                                                                   CFI            MECA        Pro forma             After
                                                                 ProServices      LLC        Adjustments           Purchase
                                                               ------------   ------------   ------------      -------------
Revenue
  Software license fees                                      $      49,202  $      11,807  $           -      $       61,009
  Service and support                                               30,352          8,876              -              39,228
  Other                                                              6,076          2,965              -               9,041
                                                               ------------   ------------   ------------       -------------
          Total revenue                                             85,630         23,648              -             109,278

Cost of Revenue                                                     29,423         10,648           (646)(a)          39,425
                                                               ------------   ------------   ------------       -------------

          Gross profit                                              56,207         13,000            646              69,853

Operating Expenses
  Sales and marketing                                               19,204            513             (3)(a)          19,714
  Product development                                               14,913          9,257            (61)(a)          24,109
  General and administration                                        10,012         10,803           (893)(a)           19,922
  Amortization of intangibles                                        1,228         17,333        (17,408)(b)           1,153
  Acquired in-process research and development and
     other charges                                                   2,661              -              -               2,661
                                                               ------------   ------------   ------------       -------------
          Total operating expenses                                  48,018         37,906        (18,365)             67,559
                                                               ------------   ------------   ------------       -------------

          Income (loss) from operations                              8,189        (24,906)        19,011               2,294

Non-operating Income (Expense)
  Interest expense                                                    (454)          (613)             -              (1,067)
  Interest income                                                      295            131              -                 426
  Equity in losses attributable to joint venture                      (670)             -              -                (670)
  Other, net                                                            83              -              -                  83
                                                               ------------   ------------   ------------       -------------
          Total non-operating income (expense)                        (746)          (482)             -              (1,228)
                                                               ------------   ------------   ------------       -------------

Income (loss) before Provision for Income Taxes                      7,443        (25,388)        19,011               1,066

Provision for Income Taxes                                           3,483              -         (2,383) (c)          1,100
                                                               ------------   ------------   ------------       -------------

Net Income (Loss)                                                    3,960        (25,388)        21,394                 (34)

Preferred Stock Dividend                                                95              -              -                  95
                                                               ------------   ------------   ------------       -------------

Net Income (Loss) Applicable to Common Shareholders          $       3,865  $     (25,388) $      21,394      $         (129)
                                                               ============   ============   ============       =============

Basic Net (Loss) Income per Share                            $        0.77                                    $        (0.03)
                                                               ============                                     =============
Shares Used in Calculating Basic Net Income (Loss) per Share         5,012                                             5,062 (d)
                                                               ============                                     =============
Diluted Net Income (Loss) per Share                          $        0.75                                    $        (0.03)
                                                               ============                                     =============
Shares Used in Calculating Diluted Net Income (Loss)  per Share      5,167                                             5,062 (d)
                                                               ============                                     =============


      See accompanying Notes to Pro Forma Unaudited Financial Statements.

                              CFI PROSERVICES, INC.
                          d/b/a CONCENTREX INCORPORATED

                NOTES TO PRO FORMA UNAUDITED FINANCIAL STATEMENTS


         The accompanying unaudited pro forma financial statements for the periods ended March 31, 1999 and December 31, 1998 have been prepared to present the effect of the purchase by CFI ProServices, Inc., d/b/a Concentrex Incorporated ("Concentrex") and Moneyscape Holdings, Inc. (a wholly ownded subsidiary of Concentrex) of 99% and 1%, respectively, of all the Members' equity in MECA Software, L.L.C. ("MECA").

         The pro forma statements assume that the purchase was effective at the beginning of the respective periods for the Pro Forma Statements of Operations and as of March 31, 1999 for the Pro Forma Balance Sheet.

         The pro forma financial statements have been prepared based on the historical financial statements of Concentrex restated to reflect the purchase of MECA. In addition, certain historical amounts have been reclassified to conform to the current presentation. The pro forma financial statements may not be indicative of the results of the operations that actually would have occurred if the transaction had been in effect as of the beginning of the respective periods nor do they purport to indicate the results of the future operations of Concentrex. The pro forma financial statements should be read in conjunction with the audited financial statements and notes thereto of MECA included elsewhere in this Form 8-K/A.

1.       BALANCE SHEET

         Effective May 17, 1999, Concentrex acquired 99% of MECA Software, L.L.C. in a purchase transaction. The remaining 1% was acquired by Moneyscape Holdings, Inc., a wholly-owned subsidiary of Concentrex. The following amounts in footnotes (a) through (c) describe the nature of the transaction and are for informational purposes only. They reflect the adjustments that would have been recorded on the balance sheet at March 31, 1999 had the purchase occurred on that date.

(a) The Company recorded a net increase in negative goodwill as follows, in thousands:


         Purchase price
           Common stock (50,000 shares)                                           $    569
           Accrued acquisition costs                                                 1,559
                                                                               ------------
                                 Total                                               2,128

         Net value of liabilities acquired
           Fair value of recorded assets (liabilities) acquired                     (9,677)
           Deferred tax asset acquired                                               9,889
           Appraised value of in-process research and development                    3,800
           Appraised value of existing product technology
                   (purchased software)                                              2,140
           Appraised value of assembled  workforce                                     230
                                                                               ------------
         Negative goodwill resulting from purchase                                   4,254

         Negative  goodwill was reduced by allocating  negative  goodwill to the following:
           Product technology (purchased
                    software) acquired                                             (2,140)
           Other intangibles acquired                                                (230)
           Fixed assets acquired                                                   (1,356)
                                                                               ------------

         Negative goodwill recorded as a deferred credit on the balance sheet     $   528
                                                                               ============


(b) The Company recorded a net increase in combined shareholders'/Members' equity as follows, in thousands:


         Increase in common stock
             Issuance of 50,000 shares of CFI's common stock    $    569

         Decrease in retained earnings
              Write off of in-process research
               and development                                    (3,800)

         Elimination of MECA retained deficit                     76,866

         Elimination of MECA Members' paid in capital            (67,189)
                                                               ----------
                                                                $  6,446
                                                               ==========




(c) The Company recorded a decrease in current liabilities and an increase in long-term debt as follows, in thousands:


          Decrease in current liabilities
            Payoff of current note payable         $ (7,500)

          Increase in long-term debt
            Proceeds from line of credit           $  7,500


         These adjustments reflect the refinancing of the acquired MECA note payable on a two-year revolving line of credit. Both the acquired note payable and the line of credit carry an interest rate equal to the prime rate. The Company does not intend to repay the line of credit balance within the next twelve months and therefore has classified it as a long-term liability.

2.       STATEMENTS OF OPERATIONS

         The Pro Forma Unaudited Statements of Operations are presented without the impact of the $3.8 million write-off of in-process research and development related to the purchase of MECA Software, L.L.C. as the write-off would not have an on-going effect on normal operations. The pro forma adjustments to the Pro Forma Unaudited Statements of Operations for the three months ended March 31, 1999 and the year ended December 31, 1998 consist of the following:

         (a) Depreciation expense and loss on disposal of fixed assets was reduced in the amounts shown below (in thousands) as a result of the reduction in the carrying value of acquired fixed assets:


                                            Three months ended          Year ended
                                              March 31, 1999        December 31, 1998
                                            ------------------      -----------------

                  Depreciation expense             $169                   $1,115

                  Loss on disposal of
                     fixed assets                    25                      488



         (b) Amortization of intangibles was reduced to reflect both the reversal of a write off of existing goodwill by MECA during 1998 and to amortize the negative goodwill recorded as a result of the purchase of MECA.


                                                      Three months ended                   Year ended
                                                        March 31, 1999                 December 31, 1998
                                                      -------------------              ------------------
                  Reverse the write off
                     of existing goodwill                $           --                       $ (17,333)
                  Amortization of
                     negative goodwill                              (19)                            (75)
                                                      ====================              =================
                                  Total                  $  (19)                              $ (17,408)
                                                      ====================              =================



         (c) The pro forma adjustments to provision for income taxes was made to bring the total tax provision to the amount that would have been recorded based on an effective rate for the year calculated using the combined pro forma income.



         (d)      Shares  used in the  calculation  of the pro forma net  income
                  (loss) per share have been adjusted to reflect the 50,000 shares of common stock issued in the purchase of MECA.